February 28, 2008

Mr. Stephen Lange Ranzini

President & CEO

University Bancorp, Inc.

2015 Washtenaw Avenue

Ann Arbor, Michigan 48104

Dear Stephen:

The Company has provided to me a copy of the SEC 8-K disclosures it is making in response to my resignation. I agree that the disclosures are stated accurate.

Sincerely,

\s\ Nicholas K. Fortson
Nicholas K. Fortson